Exhibit 99.1
P R E S S   A N N O U N C E M E N T

Investor Relations Contact:	Media Relations Contact:
Tom Barth	John Stewart
Progress Software Corporation	Progress Software Corporation
(781) 280-4135	(781) 280-4101
tobarth@progress.com	jstewart@progress.com
Progress Software Reports Second Fiscal Quarter 2011 Results
Enterprise Business Solutions Total Revenue up 37%; Non-GAAP Operating Margin at 30%;
Company Increasing Share Repurchase Authorization
BEDFORD, MA, June 28, 2011 (MARKETWIRE) — Progress Software Corporation (NASDAQ: PRGS), a leading software provider that enables enterprises to be operationally responsive announced today results for its fiscal second quarter ended May 31, 2011. On a generally accepted accounting principles (GAAP) basis, revenue for the quarter was $134.7 million, up 6 percent from $127.7 million in the fiscal second quarter of 2010. On a non-GAAP basis, revenue totaled $134.7 million, up 5 percent from $128.3 million in the same period a year ago. Software license revenue increased 3 percent to $45.4 million from $44.2 million in the same quarter last year.
On a GAAP basis in the fiscal second quarter of 2011:
•	Operating income increased 20 percent to $27.2 million from $22.7 million in the same quarter last year;

•	Net income decreased 6 percent to $18.0 million as compared to $19.1 million in the same quarter last year;

•	Diluted earnings per share decreased 10 percent to 26 cents as compared 29 cents in the same quarter a year ago.
On a non-GAAP basis in the fiscal second quarter of 2011:
•	Operating income increased 11 percent to $39.8 million from $35.9 million in the same quarter last year;

•	Net income increased 1 percent to $26.6 million from $26.3 million in the same quarter last year;

•	Diluted earnings per share decreased 5 percent to 38 cents from 40 cents in the same quarter last year.
The non-GAAP amounts primarily exclude the amortization of acquired intangibles, stock-based compensation, restructuring and transition costs, acquisition-related costs and purchase accounting adjustments for deferred revenue.

The non-GAAP results noted above and the non-GAAP financial outlook for 2011 discussed below represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures for the three and six months ended May 31, 2011 and May 31, 2010, as well as further information regarding these measures, is included in the condensed financial information provided with this release.
The company’s cash flow from operations for the quarter was $38.8 million, up from $16.7 million in the same quarter in fiscal 2010, and the company’s cash and short-term investments grew to $389.0 million.
The company purchased approximately $40 million of its common stock during the quarter and as of May 31, 2011, had approximately $35 million remaining under its existing repurchase authorization. On June 27, 2011, the Board of Directors increased and extended the company’s stock buyback program by authorizing the repurchase of an additional $100 million of the company’s common stock (or an aggregate of $135 million) until May 31, 2012. The shares may be repurchased from time to time in open market transactions or privately negotiated transactions at the company’s discretion, subject to securities laws, market conditions and other factors.
Richard D. Reidy, president and chief executive officer of Progress Software, said: “The Company’s second quarter performance did not meet our expectations due primarily to shortfalls in the Enterprise Data Solutions business unit. However, we are pleased with the continued performance of our Enterprise Business Solutions (EBS) business unit with its 37% year over year growth and 49% increase in license revenue. As a result, we continue to invest in the EBS business unit with particular focus on deepening our field capabilities to meet the growing demand for our products and solutions. Additionally, our OpenEdge product within our Application Development Platforms (ADP) business unit was within our expectations and continues to provide the company a firm financial footing.”
Recent Highlights
•	Two top industry analyst firms, International Data Corporation (IDC) and Forrester Research, ranked Progress Software offerings as leaders in recent reports. Significantly, IDC began reporting on a newly created market category, named Business Process Platforms, in which IDC named the Progress® Responsive Process Management (RPM) suite a leader. In the Forrester Research report, Progress was listed as one of a select group of vendors who are leaders in both the Forrester ESB and Comprehensive Integration Solution Waves, thus garnering the top position in the integration software provider market.

•	Progress Software launched several new products and solutions including the second major release of its Progress Responsive Process Management™ (RPM) 2.0 suite, including an updated version of the Progress Control Tower™, the Progress® Responsive Business Integration™ (RBI) solution, an enhanced Progress Market Surveillance and Monitoring solution and the Progress Situation-Based Promotion solution accelerator.

•	Several new deals within the EBS unit were announced recently including Betfair, the world’s largest international sports exchange, as well as Ativa Corretora and Banif Corretora, leading Brazilian brokerage firms.

•	Progress Software was awarded a 5-star Partner rating by CRN for offering solution providers the best possible partnering elements for channel success. Omega Management Corp. announced that Progress’s Customer Support group received the NorthFace ScoreBoard AwardSM for achieving excellence in customer satisfaction during the prior calendar year.
Additional highlights can be found at: http://web.progress.com/inthenews/pressreleases.html.
Business Outlook
Progress Software is providing the following guidance for the third fiscal quarter ending August 31, 2011:
•	On a GAAP and non-GAAP basis, revenue is expected to be in the range of $133 million to $136 million.

•	GAAP diluted earnings per share are expected to be in the range of 20 cents to 24 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 34 cents to 36 cents.
Progress Software is providing the following updated guidance for the fiscal year ending November 30, 2011:
•	On a GAAP and non-GAAP basis, revenue is expected to be in the range of $550 million to $560 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.08 to $1.15.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.60 to $1.65.
The outlook for non-GAAP earnings excludes the amortization of acquired intangibles, stock-based compensation, restructuring and transition costs and related tax effects.
Legal Notice Regarding Non-GAAP Financial Information
Progress Software provides non-GAAP revenue, operating income, operating margin, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
The Progress Software quarterly investor conference call to review its fiscal second quarter 2011 results and business outlook will be broadcast live at 9:00 a.m. (EDT) on Wednesday, June 29, 2011 on the investor relations section of the company’s website, located at www.progress.com. The conference call will include only brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software Investor Relations Website after the live conference call.
Note to Editors
Progress Software is providing, in advance, a copy of prepared remarks for its conference call. These prepared remarks will not be read on the call. The press release, the prepared remarks,

related presentations and additional financial disclosures are available on the Progress website www.progress.com within the investor relations section.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) is a global software company that enables enterprises to be operationally responsive to changing conditions and customer interactions as they occur — to capitalize on new opportunities, drive greater efficiencies and reduce risk. The company offers a comprehensive portfolio of best-in-class infrastructure software spanning event-driven visibility and real-time response, open integration, data access and integration, and application development and deployment — all supporting on-premises and SaaS/Cloud deployments. Progress Software maximizes the benefits of operational responsiveness while minimizing IT complexity and total cost of ownership. Progress Software can be reached at www.progress.com or +1-781-280-4000.
Note Regarding Forward-Looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the Company’s business outlook for its third fiscal quarter, 2011, and the full 2011 fiscal year and strategic plans, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to the Company’s products; the growth rates of certain market segments; the positioning of the Company’s products in those market segments; the customer demand and acceptance of our new product initiative, the Progress RPM suite; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; continuing uncertainty in the U.S. and international economies, which could result in fewer sales of the Company’s products and may otherwise harm the Company’s business; the Company’s ability to complete and integrate acquisitions; the Company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the Company’s ability to penetrate international markets and manage its international operations; and changes in exchange rates. The Company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission.
Actional, Apama, FUSE ESB, FUSE, OpenEdge, Progress, Progress RPM, Responsive Process Management, Savvion and SonicMQ, Sonic are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

GAAP Condensed Consolidated Statements of Income

(In thousands, except per share data)
	Three Months Ended
	May 31,	May 31,	Percentage
	2011	2010	Change

Revenue:
Software licenses	$45,417	$44,228	3%
Maintenance and services	89,267	83,428	7%

Total revenue	134,684	127,656	6%

Costs of revenue:
Cost of software licenses	2,321	1,619	43%
Cost of maintenance and services	19,906	18,327	9%
Amortization of purchased technology	3,930	5,285	(26)%

Total costs of revenue	26,157	25,231	4%

Gross profit	108,527	102,425	6%

Operating expenses:
Sales and marketing	44,312	40,140	10%
Product development	20,137	23,153	(13)%
General and administrative	13,742	13,448	2%
Amortization of other acquired intangibles	1,982	2,736	(28)%
Restructuring expense	1,144	203	464%
Acquisition-related expenses	—	—	0%

Total operating expenses	81,317	79,680	2%

Income from operations	27,210	22,745	20%

Other income, net	209	3,919	(95)%

Income before income taxes	27,419	26,664	3%
Provision for income taxes	9,459	7,606	24%

Net income	$17,960	$19,058	(6)%

Earnings per share:
Basic	$0.27	$0.30	(10)%
Diluted	$0.26	$0.29	(10)%

Weighted average shares outstanding:
Basic	66,897	63,805	5%
Diluted	69,246	66,355	4%

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended May 31, 2011
	As			Percentage
	Reported	Adjustments	Non-GAAP	Change

Total revenue (1)	$134,684	$30	$134,714	5%

Income from operations	$27,210	$12,621	$39,831	11%
Purchase accounting adjustments for deferred revenue (1)	(30)	30
Amortization of acquired intangibles	(5,912)	5,912
Stock-based compensation (2)	(5,103)	5,103
Transition expense (3)	(432)	432
Restructuring expense	(1,144)	1,144

Operating margin percentage	20.2%		29.6%

Other income (expense), net	$209	$—	$209	(95)%
Provision for income taxes (5)	$9,459	$3,955	$13,414	(1)%
Net Income	$17,960	$8,666	$26,626	1%

Earnings per share	$0.26		$0.38	(5)%

Diluted shares outstanding	69,246	—	69,246	4%

	Three Months Ended May 31, 2010
	As
	Reported	Adjustments	Non-GAAP

Total revenue (1)	$127,656	$605	$128,261

Income from operations	$22,745	$13,144	$35,889
Purchase accounting adjustments for deferred revenue (1)	(605)	605
Amortization of acquired intangibles	(8,021)	8,021
Stock-based compensation (2)	(4,445)	4,445
Restructuring expense	(203)	203
Other (4)	130	(130)

Operating margin percentage	17.8%		28.0%

Other income, net	$3,919	—	$3,919
Provision for income taxes (5)	$7,606	$5,942	$13,548
Net Income	$19,058	$7,202	$26,260

Earnings per share	$0.29		$0.40

Diluted shares outstanding	66,355	—	66,355

(1)	The purchase accounting adjustment for deferred revenue is included within maintenance and services revenue and represents the write-down to fair value of the deferred maintenance revenue of Savvion and Iona Technologies at the date of the acquisitions

(2)	Stock-based compensation expense, representing the fair value of equity awards, is included in the following GAAP expenses:
(In thousands)

	Three Months Ended May 31, 2011
	As
	Reported	Adjustments	Non-GAAP

Cost of revenue	$156	$(156)	$—
Sales and marketing	901	(901)	—
Product development	1,290	(1,290)	—
General and administrative	2,756	(2,756)	—

Total	$5,103	$(5,103)	$—

	Three Months Ended May 31, 2010
	As
	Reported	Adjustments	Non-GAAP

Cost of revenue	$210	$(210)	$—
Sales and marketing	1,215	(1,215)	—
Product development	966	(966)	—
General and administrative	2,054	(2,054)	—

Total	$4,445	$(4,445)	$—

(3)	Transition expenses for the three months ended May 31, 2011 represent incremental costs incurred to transform our cost structure to a more efficient cost model and such expenses are included primarily within our product development and general and administrative expenses.

(4)	Other adjustments for the three months ended May 31, 2010 include a credit of $0.1 million in general and administrative expenses for an insurance reimbursement in excess of previously estimated amounts related to professional service fees associated with the stock option investigation and related shareholder derivative lawsuit.

(5)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 33.5% and 34.0% for the three months ended May 31, 2011 and 2010, respectively. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense and amortization of acquired intangibles, which are excluded from the determination of non-GAAP net income.

GAAP Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Six Months Ended
	May 31,	May 31,	Percentage
	2011	2010	Change

Revenue:
Software licenses	$96,753	$91,345	6%
Maintenance and services	172,168	163,858	5%

Total revenue	268,921	255,203	5%

Costs of revenue:
Cost of software licenses	4,702	3,608	30%
Cost of maintenance and services	37,674	35,241	7%
Amortization of purchased technology	7,905	10,383	(24)%

Total costs of revenue	50,281	49,232	2%

Gross profit	218,640	205,971	6%

Operating expenses:
Sales and marketing	89,010	83,346	7%
Product development	40,996	46,540	(12)%
General and administrative	25,594	26,230	(2)%
Amortization of other acquired intangibles	4,256	5,100	(17)%
Restructuring expense	3,258	25,974	(87)%
Acquisition-related expenses	—	415	(100)%

Total operating expenses	163,114	187,605	(13)%

Income from operations	55,526	18,366	202%

Other income, net	170	6,675	(97)%

Income before income taxes	55,696	25,041	122%
Provision for income taxes	17,215	6,989	146%

Net income	$38,481	$18,052	113%

Earnings per share:
Basic	$0.57	$0.29	97%
Diluted	$0.55	$0.28	96%

Weighted average shares outstanding:
Basic	66,942	62,712	7%
Diluted	69,453	65,191	7%

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Six Months Ended May 31, 2011
	As			Percentage
	Reported	Adjustments	Non-GAAP	Change

Total revenue (1)	$268,921	$75	$268,996	5%

Income from operations	$55,526	$25,637	$81,163	18%
Purchase accounting adjustments for deferred revenue (1)	(75)	75
Amortization of acquired intangibles	(12,161)	12,161
Stock-based compensation (2)	(9,287)	9,287
Transition expense (3)	(856)	856
Restructuring expense	(3,258)	3,258

Operating margin percentage	20.6%		30.2%

Other income, net	$170	$—	$170	(97)%
Provision for income taxes (6)	$17,215	$8,032	$25,247	(1)%
Net Income	$38,481	$17,605	$56,086	15%

Earnings per share	$0.55		$0.81	8%

Diluted shares outstanding	69,453	—	69,453	7%

	Six Months Ended May 31, 2010
	As
	Reported	Adjustments	Non-GAAP

Total revenue (1)	$255,203	$1,059	$256,262

Income from operations	$18,366	$50,278	$68,644
Purchase accounting adjustments for deferred revenue (1)	(1,059)	1,059
Amortization of acquired intangibles	(15,483)	15,483
Stock-based compensation (2)	(8,677)	8,677
Restructuring expense	(25,974)	25,974
Other (4)	915	(915)

Operating margin percentage	7.2%		26.8%

Other income, net (5)	$6,675	$(899)	$5,776
Provision for income taxes (6)	$6,989	$18,500	$25,489
Net Income	$18,052	$30,879	$48,931

Earnings per share	$0.28		$0.75

Diluted shares outstanding	65,191	—	65,191

(1)	The purchase accounting adjustment for deferred revenue is included within maintenance and services revenue and represents the write-down to fair value of the deferred maintenance revenue of Savvion and Iona Technologies at the date of the acquisitions

(2)	Stock-based compensation expense, representing the fair value of equity awards, is included in the following GAAP expenses:
(In thousands)

	Six Months Ended May 31, 2011
	As
	Reported	Adjustments	Non-GAAP

Cost of revenue	$379	$(379)	$—
Sales and marketing	2,191	(2,191)	—
Product development	2,559	(2,559)	—
General and administrative	4,158	(4,158)	—

Total	$9,287	$(9,287)	$—

	Six Months Ended May 31, 2010
	As
	Reported	Adjustments	Non-GAAP

Cost of revenue	$473	$(473)	$—
Sales and marketing	2,793	(2,793)	—
Product development	2,074	(2,074)	—
General and administrative	3,337	(3,337)	—

Total	$8,677	$(8,677)	$—

(3)	Transition expenses for the six months ended May 31, 2011 represent incremental costs incurred to transform our cost structure to a more efficient cost model and such expenses are included primarily within our product development and general and administrative expenses.

(4)	Other adjustments for the six months ended May 31, 2010 include acquisition-related expenses of $0.4 million for the Savvion transaction and a credit of $1.3 million in general and administrative expenses for an insurance reimbursement in excess of previously estimated amounts related to professional service fees associated with the stock option investigation and related shareholder derivative lawsuit.

(5)	The non-GAAP adjustment in other income for the six months ended May 31, 2010 relates to an insurance settlement gain from a pre-acquisition contingency assumed as part of a prior acquisition.

(6)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 31.0% and 34.3% for the six months ended May 31, 2011 and 2010, respectively. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense and amortization of acquired intangibles, which are excluded from the determination of non-GAAP net income.

Condensed Consolidated Balance Sheets
(In thousands)

	May 31,	November 30,
	2011	2010

Assets
Cash and short-term investments	$388,978	$322,396
Accounts receivable	91,738	119,273
Other current assets	38,041	42,189

Total current assets	518,757	483,858

Property and equipment	63,023	58,207
Goodwill and intangibles	309,845	321,551
Other assets	68,604	73,207

Total	$960,229	$936,823

Liabilities and Shareholders’ Equity
Accounts payable and other current liabilities	$81,207	$98,715
Short-term deferred revenue	149,888	138,961

Total current liabilities	231,095	237,676

Long-term deferred revenue	5,222	2,908
Other noncurrent liabilities	6,989	7,907
Shareholders’ Equity:
Common stock and additional paid-in capital	366,204	347,604
Retained earnings	350,719	340,728

Total shareholders’ equity	716,923	688,332

Total	$960,229	$936,823

Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	May 31,	May 31,
	2011	2010

Cash flows from operations:
Net income	$38,481	$18,052
Depreciation, amortization and other noncash charges	25,844	30,224
Changes in operating assets and liabilities	24,718	2,643

Net cash flows from operations	89,043	50,919
Capital expenditures	(8,494)	(4,076)
Redemptions of auction-rate-securities	6,200	575
Acquisitions	—	(49,177)
Issuance (repurchase) of common stock, net	(29,102)	51,460
Other	8,935	(13,254)

Net change in cash and short-term investments	66,582	36,447
Cash and short-term investments, beginning of period	322,396	224,121

Cash and short-term investments, end of period	$388,978	$260,568

Reconciliation of Forward-Looking Guidance
Reconciliation of GAAP to Non-GAAP forward-looking guidance range of diluted earnings per share for the three months ended August 31, 2011:

GAAP expectation for diluted earnings per share	$0.20 to $0.24

Adjustment to exclude stock-based compensation	$0.05 to $0.06
Adjustment to exclude amortization of acquired intangibles	$0.06 to $0.06
Adjustment to exclude restructuring & transition-related expenses	$0.01 to $0.02

Non-GAAP expectation for diluted earnings per share	$0.34 to $0.36

Reconciliation of GAAP to Non-GAAP forward-looking guidance range of diluted earnings per share for the twelve months ended November 30, 2011:

GAAP expectation for diluted earnings per share	$1.08 to $1.15

Adjustment to exclude stock-based compensation	$0.20 to $0.21
Adjustment to exclude amortization of acquired intangibles	$0.23 to $0.23
Adjustment to exclude restructuring & transition-related expenses	$0.07 to $0.08

Non-GAAP expectation for diluted earnings per share	$1.60 to $1.65

END